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                                                                    EXHIBIT 10.1

                              FGBC BANCSHARES, INC.

                             2004 STOCK OPTION PLAN

1.   DEFINITIONS

     a.   "Company" - FGBC Bancshares, Inc.

     b.   "Code" - Internal Revenue Code of 1986, as amended.

     c.   "Committee" - the Compensation Committee of the Board of Directors.

     d.   "Common Stock" - common voting stock of the Company.

     e.   "Board" - voting members of the Board of Directors of the Company.

     f. "Incentive Stock Option or ISO" - an option granted under the Plan which constitutes an "incentive stock option" within the meaning of
          Section 422 of the Code.

     g. "Non-Qualified Stock Option or NQSO" - an option granted under the Plan which does not qualify as an ISO.

     h. "Option" - right to purchase shares of Common Stock which may either be an ISO or a NQSO.

     i. "Option Agreement" - formal agreement for each grant with specific terms and conditions not inconsistent with this Plan.

     j. "Optionee"- an eligible person under Section 5 below who has been granted options under this Plan.

     k.   "Plan"- FGBC Bancshares, Inc. 2004 Stock Option Plan.

     l. "Subsidiary" - a subsidiary of the Company as defined in Section 424(f) of the Code.

2.   PURPOSE

     The purposes of the Plan are: (i) to assist the Company and its Subsidiaries in securing and retaining key employees of outstanding ability by making it possible to offer them an increased incentive to join or continue in the service of the Company and its Subsidiaries; and (ii) to increase the key employees' efforts for the Company's welfare by participating in the ownership and growth of the Company. The Options granted under the Plan may either be Incentive Stock Options or Non-Qualified Stock Options as specified in the Option Agreement. Any Option that fails to qualify as an ISO shall be a NQSO.

3.   SHARES SUBJECT TO THE PLAN

     Subject to adjustments pursuant to the provisions of Section 14, there shall be authorized and reserved for issuance upon the exercise of Options to be granted under the Plan, Three Hundred Seventy Five Thousand (375,000) shares of Common Stock less the number of shares of Common Stock that may be issued pursuant to any options assumed by the Company in connection with the bank holding company reorganization that is the subject of the Merger Agreement and Plan of Reorganization by and among the Company, 1st Georgia Banking Company and FGBC Interim Company dated March 18, 2004, including any amendments thereto.

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4.   ADMINISTRATION

     The Committee, whose members shall not be participants in the Plan, will have complete authority to interpret the Plan, make grants, and determine terms and conditions within the context of the Plan.

5.   ELIGIBILITY

     The following persons are eligible to receive Options under the Plan:
     Full-time key employees and directors of the Company or its Subsidiaries who are selected by the Committee from time to time and who, in the opinion of the Committee, have contributed in the past or who may be expected to contribute materially in the future to the successful performance of the Company or its Subsidiaries, provided, however, that only full-time key employees shall be entitled to receive incentive stock options.

6.   GRANTING OF OPTIONS; OPTION EXERCISE PRICE

     The Board, upon recommendation of the Committee, may grant Options to full-time key employees and directors of the Company or its subsidiaries as desirable. Any Option granted hereunder (i) shall vest in equal percentages over a period of not less than three (3) years and (ii) shall have a per share option exercise price at least equal to the fair market value of a share of the Common Stock on the date of the grant, except as stated in paragraph 10 below. The Option exercise price shall be subject to adjustments in accordance with the provisions of Section 14 herein.

7.   TERM OF OPTION

     Subject to the provisions of Section 9 herein, the period during which each Option may be exercised shall be fixed by the Committee at the time such Option is granted, but such period shall expire not later than ten years from the date the Option is granted.

8.   MANNER OF EXERCISE

     The Options shall be exercised by written notice, delivered to the Secretary of the Company and signed by the Optionee or his or her successors stating the number of shares with respect to which the Option is being exercised. Payment in full of the Option price of the said shares must be made at the time of exercise, and payment may be made in immediately available funds or shares of the Common Stock previously held by the Optionee or a combination. Payment in shares may be made with shares received upon the exercise or partial exercise of an Option, whether or not involving a series of exercises or partial exercises and whether or not share certificates for such shares surrendered have been delivered to the Optionee. Shares surrendered in payment of the Option price shall be valued at the fair market value as of the date of the exercise.

9.   TERMINATION OF OPTIONS


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     All unexercised Options will terminate upon the lapse by their terms and, in the case of ISO's, if earlier, ninety (90) days after the termination of the Optionee's employment with the Company or a Subsidiaries. During such 90-day period, all unexercised Options may be exercised by the Optionee or his legal representative in the event of death or mental disability.

10.  LIMITATIONS RELATING TO INCENTIVE STOCK OPTIONS

     The following limitations apply to Incentive Stock Options:

     (a) ISO's shall not be granted to any individual pursuant to this Plan, the effect of which would be to permit such person to first exercise ISO's, in any calendar year, for the purchase of shares having a fair market value in excess of $100,000 (determined at the time of the grant of the Options). Optionee may exercise ISO's for the purchase of shares valued in excess of $100,000 (determined at the time of grant of the Options) in a calendar year, but only if the right to exercise such ISO's shall have first become available in prior calendar years.

     (b) No ISO shall be granted to an individual who, at the time the ISO is granted, owns more than ten percent (10%) of the combined voting power of all classes of stock of the Company then outstanding unless, at the time the ISO is granted, the option price is at least one hundred ten percent (110%) of the fair market value of the Common Stock subject to the ISO and the ISO, by its terms, is not exercisable after the expiration of five (5) years from the date of grant.

11.  NONTRANSFERABILITY OF OPTIONS; RESTRICTIONS ON ISSUANCE OF COMMON STOCK

     Options granted under this Plan are nontransferable except by will or by the laws of descent and distribution. No shares shall be delivered pursuant to any exercise of an Option until the requirements of such laws and regulations, as may be deemed by the Board to be applicable to them, are satisfied and until payment in full as described in Section 8 of the Option price is received by the Company.

12.  RIGHTS OF OPTIONEE

     An Optionee will have no rights as a shareholder until a stock certificate for the Common Stock is issued. Nothing in the Plan, in any Option Agreement or resulting stock ownership, will give to an Optionee any right to continuation of employment.

13.  OTHER TERMS AND CONDITIONS

     Any Option granted hereunder shall contain additional terms which are not inconsistent with the terms of this Plan, as the Board or the Committee deems necessary or desirable.


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14.  CAPITAL ADJUSTMENTS AFFECTING STOCK

     In the event of a capital adjustment resulting from a stock dividend, stock split, reorganization, merger, consolidation, or a combination or exchange of shares, the number of shares of stock subject to this Plan and the number of shares under any Option granted hereunder shall be adjusted consistent with such capital adjustment. The price of any share under Option shall be adjusted so that there will be no change in the aggregate purchase price payable upon the exercise of any such Option. The granting of an Option pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reorganizations, reclassifications, or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     After any merger, consolidation or reorganization of any form involving the Company as a party thereto involving any exchange, conversion, adjustment or other modification of the outstanding shares of the Company's Common Stock, each Optionee at the time of such reorganization shall, at no additional cost, be entitled, upon any exercise of his or her Option, to receive, in lieu of the number of shares as to which such option shall then be so exercised, the number and class of shares of stock or other securities or such other property to which such Optionee would have been entitled pursuant to the terms of the agreement of merger or consolidation, if at the time of such merger or consolidation, such Optionee had been a holder of record of a number of shares of the Common Stock of the Company equal to the number of shares as to which such Option shall then be so exercised. Comparable rights shall accrue to each Optionee in the event of successive mergers or consolidations of the character described above.

     The foregoing adjustments and the manner of their application will be in the sole discretion of the Committee to determine.

     Anything contained herein to the contrary notwithstanding, upon the dissolution or liquidation of the Company each Option granted under the Plan shall terminate.

15.  AMENDMENTS, SUSPENSION OR TERMINATION OF THE PLAN

     The Board of the Company shall have the right, at any time, to amend, suspend or terminate the Plan; provided, however, no amendments shall be made in the Plan without the approval of the stockholders of the Company which:

          (a) Increase the total number of shares for which Options may be granted under this Plan except as provided in Section 14.

          (b) Change the minimum purchase price for the optioned shares except as provided in Section 14.

          (c) Affect outstanding Options or any unexercised rights thereunder except as provided in Section 14.


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          (d)  Extend the option period provided in Section 7.

          (e)  Extend the termination date of the Plan.

16.  EFFECTIVE DATE

     The Plan shall take effect on March 18, 2004, and shall terminate on October 19, 2013. No Options may be granted under the Plan after its termination date, but any Option granted prior thereto may be exercised in accordance with its terms. The Plan and all Options granted pursuant to it are subject to all laws, approvals, requirements and regulations of any governmental authority which may be applicable thereto and, notwithstanding any provisions of the Plan or Option Agreement, the holder of an Option shall not be entitled to exercise his or her Option nor shall the Company be obligated to issue any shares to the holder if such exercise or issuance shall constitute a violation by the holder or the Company of any provisions of any such approval requirements, law or regulations.

17.  REGULATION

     The Company's regulators may direct the Company to require plan participants to exercise or forfeit their stock rights if the Company's capital falls below the minimum requirements, as determined by the regulators.


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